Exhibit 99.1

FOR IMMEDIATE RELEASE
February 28, 2024

Novanta Announces Financial Results
for the Fourth Quarter and Full Year 2023

•
Full Year 2023 GAAP Revenue of $882 million
•
Full Year 2023 GAAP Net Income of $73 million
•
Full Year 2023 GAAP Diluted Earnings Per Share of $2.02
•
Full Year 2023 Adjusted Earnings Per Share of $3.02
•
Full Year 2023 Adjusted EBITDA of $196 million

BEDFORD, Mass., February 28, 2024 -- Novanta Inc. (Nasdaq: NOVT) (“Novanta” or the “Company”), a trusted technology partner to medical and advanced technology equipment manufacturers, today reported financial results for the fourth quarter and full year 2023.

Financial Highlights	Three Months Ended December 31,		Year Ended December 31,
(In millions, except per share amounts)	2023	2022	2023	2022
GAAP
Revenue	$211.6	$218.4	$881.7	$860.9
Operating Income	$21.7	$26.8	$110.5	$103.1
Net Income	$12.5	$15.3	$72.9	$74.1
Diluted EPS	$0.35	$0.42	$2.02	$2.06
Non-GAAP*
Adjusted Operating Income	$34.7	$37.3	$156.6	$147.5
Adjusted Diluted EPS	$0.63	$0.75	$3.02	$3.07
Adjusted EBITDA	$45.3	$46.1	$196.2	$184.1

*Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures included in this press release and the reasons for their use, are presented below.

“Novanta delivered for the full year a record $882 million in revenue, adjusted gross margin of 46.8%, and adjusted EBITDA of $196 million,” said Matthijs Glastra, Chair and Chief Executive Officer of Novanta. “In the fourth quarter, and for the full year, our teams delivered revenue and profit performance above our expectations in a dynamic operating environment. In addition, the recently closed acquisition of Motion Solutions enhances our portfolio and further expands our presence in the highly attractive medical and precision medicine space.”

Matthijs Glastra continued, “We are proud of the business we have created over the last decade, providing innovations that matter to our customers. We feel we are well positioned with diversified exposure to markets and applications with long-term secular tailwinds, such as robotics and automation, healthcare productivity and precision medicine. Combined with continuing to institutionalize the Novanta Growth System deep into our Company’s culture, our playbook will continue to deliver predictable, consistent, long-term growth and shareholder value.”

Fourth Quarter

During the fourth quarter of 2023, Novanta generated GAAP revenue of $211.6 million, a decrease of $6.8 million, or 3.1%, versus the fourth quarter of 2022. There was no impact on revenue in the fourth quarter of 2023 from our acquisition activities. Changes in foreign currency exchange rates year over year favorably impacted our revenue by $2.6 million, or 1.2%, during the fourth quarter of 2023. Our year-over-year Organic Revenue Growth, which excludes the net impact of acquisitions and changes in foreign currency exchange rates, was a decrease of 4.3% for the fourth quarter of 2023 (see “Organic Revenue Growth” in the non-GAAP reconciliations below).

In the fourth quarter of 2023, GAAP operating income was $21.7 million, compared to $26.8 million in the fourth quarter of 2022. GAAP net income was $12.5 million in the fourth quarter of 2023, compared to $15.3 million in the fourth quarter of 2022. GAAP diluted earnings per share (“EPS”) was $0.35 in the fourth quarter of 2023, compared to $0.42 in the fourth quarter of 2022.

Adjusted Diluted EPS was $0.63 in the fourth quarter of 2023, compared to $0.75 in the fourth quarter of 2022. The Company ended the fourth quarter of 2023 with 36.1 million diluted weighted average shares outstanding. Adjusted EBITDA was $45.3 million in the fourth quarter of 2023, compared to $46.1 million in the fourth quarter of 2022.

Operating cash flow for the fourth quarter of 2023 was $39.0 million, compared to $40.6 million for the fourth quarter of 2022.

Full Year

For the full year 2023, Novanta generated GAAP revenue of $881.7 million, an increase of $20.8 million, or 2.4%, versus the full year 2022. The Company’s acquisition activities resulted in an increase in revenue of $8.1 million, or 0.9%. Changes in foreign currency exchange rates year over year favorably impacted our revenue by $1.3 million, or 0.2%, in 2023. Our year-over-year Organic Revenue Growth, which excludes the net impact of acquisitions and changes in foreign currency exchange rates, was an increase of 1.3% for the full year 2023 (see “Organic Revenue Growth” in Reconciliation of GAAP to Non-GAAP Financial Measures below).

For the full year 2023, GAAP operating income was $110.5 million, compared to $103.1 million for 2022. GAAP net income was $72.9 million for the full year 2023, compared to $74.1 million for 2022. GAAP diluted EPS was $2.02 for the full year 2023, compared to $2.06 for 2022.

Adjusted Diluted EPS was $3.02 for the full year 2023, compared to $3.07 for 2022. For the full year 2023, the Company had 36.0 million diluted weighted average shares outstanding. Adjusted EBITDA was $196.2 million for the full year 2023, compared to $184.1 million for 2022.

Operating cash flow for the full year 2023 was $120.1 million, compared to $90.8 million for 2022. The Company finished the year with approximately $354.4 million of total debt and $105.1 million of total cash. Net Debt, as defined in the non-GAAP reconciliation below, was $253.0 million.

Financial Guidance

“In 2024, we are well positioned to continue to deliver innovative products to our customers that help them differentiate in their end markets,” said Matthijs Glastra. “We believe we are in the right secular high-growth markets, with the right technologies, and with a world-class team, dedicated and aligned to the Novanta mission. In this coming year, we look forward to delivering on an attractive financial framework and sustaining long-term shareholder value.”

For the full year 2024, the Company expects GAAP revenue of approximately $975 million to $1 billion. The Company expects Adjusted Gross Profit Margin to be approximately 46.0% to 47.0%. The Company expects Adjusted EBITDA to be in the range of $215 million to $225 million and Adjusted Diluted EPS to be in the range of $3.10 to $3.35. The Company’s guidance assumes no significant changes in foreign exchange rates.

For the first quarter 2024, the Company expects GAAP revenue of approximately $225 million to $230 million. The Company expects Adjusted Gross Profit Margin to be approximately 45.5% to 46.0%. The Company expects Adjusted EBITDA to be in the range of $45 million to $48 million and Adjusted Diluted EPS to be in the range of $0.55 to $0.60. The Company’s guidance assumes no significant changes in foreign exchange rates.

Novanta provides earnings guidance on a non-GAAP basis and does not provide earnings guidance on a GAAP basis, with the exception of GAAP revenue guidance. A reconciliation of the Company’s forward-looking Adjusted Gross Profit Margin, Adjusted EBITDA and Adjusted Diluted EPS guidance to the most directly comparable GAAP financial measures is not provided because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including acquisitions and related expenses; impact of purchase price allocations for recently completed acquisitions; future changes in the fair value of contingent considerations; future restructuring expenses; foreign exchange gains/(losses); significant discrete income tax expenses (benefits); benefits or expenses associated with the completion of tax audits; divestitures and related expenses; gains and losses from sale of real estate assets; costs related to product line closures; intangible asset impairment charges and related asset write-offs; and other charges reflected in the Company’s reconciliation of historical non-GAAP financial measures, the amounts of which, based on past experience, could be material. For additional information regarding Novanta’s non-GAAP financial measures, see “Use of Non-GAAP Financial Measures” below.

Conference Call Information

The Company will host a conference call on Wednesday, February 28, 2024 at 10:00 a.m. ET to discuss these results and to provide a business update. To access the call, please dial (888) 346-3959 prior to the scheduled conference call time. Alternatively, the conference call can be accessed online via a live webcast on the Events & Presentations page of the Investors section of the Company’s website at www.novanta.com.

A replay of the audio webcast will be available approximately three hours after the conclusion of the call in the Investor Relations section of the Company’s website at www.novanta.com. The replay will remain available until Monday, April 1, 2024.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are Organic Revenue Growth, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Income Tax Provision/(Benefit) and Effective Tax Rate, Adjusted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Free Cash Flow as a Percentage of Net Income, and Net Debt.

The Company believes that these non-GAAP financial measures provide useful and supplementary information to investors regarding the operating performance of the Company. It is management’s belief that these non-GAAP financial measures would be particularly useful to investors because of the significant changes that have occurred outside of the Company’s day-to-day business in accordance with the execution of the Company’s strategy. This strategy includes streamlining the Company’s existing operations through site and functional consolidations, strategic divestitures and product line closures, expanding the Company’s business through significant internal investments, and broadening the Company’s product and service offerings through acquisitions of innovative and complementary technologies and solutions. The financial impact of certain elements of these activities, particularly acquisitions, divestitures, and site and functional restructurings, is often large relative to the Company’s overall financial performance and can adversely affect the comparability of its operating results and investors’ ability to analyze the business from period to period.

The Company’s Adjusted EBITDA, Organic Revenue Growth and Adjusted Gross Margin are used by management to evaluate operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, and evaluate investment opportunities, including acquisitions and divestitures. In addition, Adjusted EBITDA, Organic Revenue Growth and Adjusted Gross Margin are used to determine bonus payments for senior management and employees. The Company has also used in the past, and may use in the future, Adjusted Diluted EPS and Adjusted EBITDA as performance targets for certain performance-based restricted stock units. Accordingly, the Company believes that these non-GAAP financial measures provide greater transparency and insight into management’s method of analysis.

Non-GAAP financial measures should not be considered as substitutes for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on the Company’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Safe Harbor and Forward-Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, statements regarding anticipated financial performance and financial position, including our financial outlook for the first quarter and full year 2024; expectations for our end markets and market position; our competitive position, including our positioning for long-term growth; expectations regarding our ability to navigate difficult macroeconomic conditions and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the following: economic and political conditions and the effects of these conditions on our customers’ businesses, capital expenditures and level of business activities; risks associated with epidemics or pandemics and other events outside our control; our dependence upon our ability to respond to fluctuations in product demand; our ability to continually innovate, introduce new products timely, and successfully commercialize our innovations; failure to introduce new products in a timely manner; customer order timing and other similar factors may cause fluctuations in our operating results; cyberattacks, disruptions or other breaches in security of our and our third-party providers’ information technology systems; risks associated with our operations in foreign countries; our increased outsourcing of components manufacturing in different countries than our manufacturing facilities; our exposure to increased tariffs, trade restrictions or taxes on our products; violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties; risk of losing our competitive advantage; our failure to successfully integrate recent and future acquisitions into our business; our ability to attract and retain key personnel; our restructuring and realignment activities and disruptions to our operations as a result of consolidation of our operations; product defects or problems integrating our products with other vendors’ products; disruptions in the supply of certain key components or other goods from our suppliers; our failure to accurately forecast component and raw material requirements leading to excess inventories or delays in the delivery of our products; production difficulties and product delivery delays or disruptions; our exposure to medical device regulations, which may impede or hinder the approval or sale of our products and, in some cases, may ultimately result in an inability to obtain approval of certain products or may result in the recall or seizure of previously approved products; potential penalties for violating foreign, U.S. federal, and state healthcare laws and regulations; impact of healthcare industry cost containment and healthcare reform measures; changes in governmental regulations affecting our business or products; our failure to comply with data privacy regulations; our failure to implement new information technology systems and software successfully; changes in interest rates, credit ratings or foreign currency exchange rates; our failure to realize the full value of our intangible assets; our reliance on original equipment manufacturer customers; increasing scrutiny and changing expectations from investors, customers, and governments with respect to corporate sustainability policies and practices; effects of climate change and related regulatory responses; being subject to U.S. federal income taxation even though we are a non-U.S. corporation; changes in tax laws, and fluctuations in our effective tax rates; any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all; our existing indebtedness limiting our ability to engage in certain activities; volatility in the market price for our common shares; our exposure to the credit risk of some of our customers and in weakened markets; and our failure to maintain appropriate internal controls in the future.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as updated by our subsequent filings with the Securities and Exchange Commission. Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. The Company disclaims any obligation to publicly update or revise any such forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About Novanta

Novanta is a leading global supplier of core technology solutions that give medical and advanced industrial original equipment manufacturers a competitive advantage. We combine deep proprietary technology expertise and competencies in precision medicine and manufacturing, medical solutions, and robotics and automation with a proven ability to solve complex technical challenges. This enables Novanta to engineer core components and sub-systems that deliver extreme precision and performance, tailored to our customers' demanding applications. The driving force behind our growth is the team of innovative professionals who share a commitment to innovation and customer success. Novanta’s common shares are quoted on Nasdaq under the ticker symbol “NOVT.”

More information about Novanta is available on the Company’s website at www.novanta.com. For additional information, please contact Novanta Investor Relations at (781) 266-5137 or InvestorRelations@novanta.com.

Novanta Inc.

Investor Relations Contact:

Ray Nash

(781) 266-5137

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$211,569	$218,373	$881,662	$860,903
Cost of revenue	115,014	123,830	481,765	482,431
Gross profit	96,555	94,543	399,897	378,472
Operating expenses:
Research and development and engineering	23,452	21,904	91,682	85,770
Selling, general and administrative	41,702	38,710	164,460	158,901
Amortization of purchased intangible assets	5,101	5,351	20,445	26,338
Restructuring and acquisition related costs	4,623	1,734	12,814	4,384
Total operating expenses	74,878	67,699	289,401	275,393
Operating income	21,677	26,844	110,496	103,079
Interest income (expense), net	(5,920)	(5,688)	(25,818)	(15,616)
Foreign exchange transaction gains (losses), net	118	(2,240)	(255)	67
Other income (expense), net	(129)	19	(675)	(371)
Income before income taxes	15,746	18,935	83,748	87,159
Income tax provision	3,235	3,673	10,870	13,108
Net income	$12,511	$15,262	$72,878	$74,051

Earnings per common share:
Basic	$0.35	$0.43	$2.03	$2.08
Diluted	$0.35	$0.42	$2.02	$2.06

Weighted average common shares outstanding—basic	35,858	35,738	35,844	35,652
Weighted average common shares outstanding—diluted	36,052	36,000	36,031	35,909

NOVANTA INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	December 31,	December 31,
	2023	2022
ASSETS
Current Assets
Cash and cash equivalents	$105,051	$100,105
Accounts receivable, net	139,410	137,697
Inventories	149,371	167,997
Prepaid expenses and other current assets	21,465	14,720
Total current assets	415,297	420,519
Property, plant and equipment, net	109,449	103,186
Operating lease assets	38,302	43,317
Intangible assets, net	145,022	175,766
Goodwill	484,507	478,897
Other assets	33,479	19,527
Total assets	$1,226,056	$1,241,212
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$4,968	$4,800
Accounts payable	57,195	75,225
Accrued expenses and other current liabilities	77,012	84,497
Total current liabilities	139,175	164,522
Long-term debt	349,404	430,662
Operating lease liabilities	37,345	40,808
Other long-term liabilities	26,672	27,634
Total liabilities	552,596	663,626
Stockholders’ Equity:
Total stockholders’ equity	673,460	577,586
Total liabilities and stockholders’ equity	$1,226,056	$1,241,212

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income	$12,511	$15,262	$72,878	$74,051
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,547	12,159	46,612	53,158
Share-based compensation	7,210	5,299	25,588	23,108
Deferred income taxes	(2,398)	(4,026)	(14,726)	(18,654)
Other non-cash items	1,778	1,441	11,051	3,853
Changes in assets and liabilities which provided/(used) cash, excluding effects from business acquisitions:
Accounts receivable	6,244	11,198	(127)	(23,246)
Inventories	5,747	(1,995)	11,366	(48,547)
Other operating assets and liabilities	(3,647)	1,274	(32,567)	27,056
Net cash provided by operating activities	38,992	40,612	120,075	90,779
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired and working capital adjustments	—	—	—	(21,565)
Purchases of property, plant and equipment	(6,220)	(4,258)	(19,961)	(19,643)
Other investing activities	69	—	69	(1,333)
Net cash used in investing activities	(6,151)	(4,258)	(19,892)	(42,541)
Cash flows from financing activities:
Borrowings under revolving credit facilities	—	—	—	69,941
Repayments under term loan and revolving credit facilities	(4,505)	(21,238)	(86,552)	(59,029)
Repurchases of common shares	—	—	—	(10,000)
Payments of contingent consideration related to acquisitions	—	—	(81)	(46,254)
Other financing activities	(565)	(2,247)	(11,220)	(14,812)
Net cash used in financing activities	(5,070)	(23,485)	(97,853)	(60,154)
Effect of exchange rates on cash and cash equivalents	1,319	2,656	2,616	(5,372)
Increase (decrease) in cash and cash equivalents	29,090	15,525	4,946	(17,288)
Cash and cash equivalents, beginning of period	75,961	84,580	100,105	117,393
Cash and cash equivalents, end of period	$105,051	$100,105	$105,051	$100,105

NOVANTA INC.

Revenue by Reportable Segment

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue
Precision Medicine and Manufacturing	$67,833	$71,632	$282,971	$274,674
Medical Solutions	80,881	77,081	325,221	277,992
Robotics and Automation	62,855	69,660	273,470	308,237
Total	$211,569	$218,373	$881,662	$860,903

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Gross Profit and Adjusted Gross Profit Margin by Reportable Segment (Non-GAAP):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Precision Medicine and Manufacturing
Gross Profit (GAAP)	$32,006	$34,905	$139,060	$129,173
Gross Profit Margin (GAAP)	47.2%	48.7%	49.1%	47.0%
Amortization of intangible assets	576	597	2,313	2,482
Inventory related charges associated with a product line closure	—	—	473	—
Adjusted Gross Profit (Non-GAAP)	$32,582	$35,502	$141,846	$131,655
Adjusted Gross Profit Margin (Non-GAAP)	48.0%	49.6%	50.1%	47.9%

Medical Solutions
Gross Profit (GAAP)	$35,470	$28,747	$135,640	$108,713
Gross Profit Margin (GAAP)	43.9%	37.3%	41.7%	39.1%
Amortization of intangible assets	1,065	1,212	4,269	4,905
Adjusted Gross Profit (Non-GAAP)	$36,535	$29,959	$139,909	$113,618
Adjusted Gross Profit Margin (Non-GAAP)	45.2%	38.9%	43.0%	40.9%

Robotics and Automation
Gross Profit (GAAP)	$30,509	$32,304	$130,885	$146,150
Gross Profit Margin (GAAP)	48.5%	46.4%	47.9%	47.4%
Amortization of intangible assets	1,390	1,455	5,568	5,883
Acquisition fair value adjustments	—	—	—	160
Adjusted Gross Profit (Non-GAAP)	$31,899	$33,759	$136,453	$152,193
Adjusted Gross Profit Margin (Non-GAAP)	50.8%	48.5%	49.9%	49.4%

Unallocated Corporate and Shared Services
Gross Profit (GAAP)	$(1,430)	$(1,413)	$(5,688)	$(5,564)
Employee COVID-19 testing costs	—	76	—	240
Adjusted Gross Profit (Non-GAAP)	$(1,430)	$(1,337)	$(5,688)	$(5,324)

Novanta Inc.
Gross Profit (GAAP)	$96,555	$94,543	$399,897	$378,472
Gross Profit Margin (GAAP)	45.6%	43.3%	45.4%	44.0%
Amortization of intangible assets	3,031	3,264	12,150	13,270
Acquisition fair value adjustments	—	—	—	160
Inventory related charges associated with a product line closure	—	—	473	—
Employee COVID-19 testing costs	—	76	—	240
Adjusted Gross Profit (Non-GAAP)	$99,586	$97,883	$412,520	$392,142
Adjusted Gross Profit Margin (Non-GAAP)	47.1%	44.8%	46.8%	45.6%

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Three Months Ended December 31, 2023
	Operating Income	Operating Margin	Income Before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income	Diluted EPS
GAAP results	$21,677	10.2%	$15,746	$3,235	20.5%	$12,511	$0.35
Non-GAAP Adjustments:
Amortization of intangible assets	8,132	3.8%	8,132
Restructuring costs	3,877	1.8%	3,877
Acquisition related costs	746	0.4%	746
Foreign exchange transaction (gains) losses, net			(118)
Other non-recurring cost	241	0.2%	241
Tax effect of non-GAAP adjustments				2,921
Non-GAAP tax adjustments				(196)
Total non-GAAP adjustments	12,996	6.2%	12,878	2,725		10,153	0.28

Adjusted results (Non-GAAP)	$34,673	16.4%	$28,624	$5,960	20.8%	$22,664	$0.63

Weighted average shares outstanding - Diluted							36,052

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Three Months Ended December 31, 2022
	Operating Income	Operating Margin	Income Before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income	Diluted EPS
GAAP results	$26,844	12.3%	$18,935	$3,673	19.4%	$15,262	$0.42
Non-GAAP Adjustments:
Amortization of intangible assets	8,615	4.0%	8,615
Restructuring costs	1,400	0.6%	1,400
Acquisition related costs	334	0.2%	334
Employee COVID-19 testing costs	76	0.0%	76
Foreign exchange transaction (gains) losses, net			2,240
Tax effect of non-GAAP adjustments				2,392
Non-GAAP tax adjustments				(1,534)
Total non-GAAP adjustments	10,425	4.8%	12,665	858		11,807	0.33

Adjusted results (Non-GAAP)	$37,269	17.1%	$31,600	$4,531	14.3%	$27,069	$0.75

Weighted average shares outstanding - Diluted							36,000

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Year Ended December 31, 2023
	Operating Income	Operating Margin	Income Before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income	Diluted EPS
GAAP results	$110,496	12.5%	$83,748	$10,870	13.0%	$72,878	$2.02
Non-GAAP Adjustments:
Amortization of intangible assets	32,595	3.7%	32,595
Restructuring costs	11,814	1.3%	11,814
Acquisition related costs	1,000	0.2%	1,000
Inventory related charges associated with a product line closure	473	0.1%	473
Other non-recurring cost	241	0.0%	241
Foreign exchange transaction (gains) losses, net			255
Tax effect of non-GAAP adjustments				9,843
Non-GAAP tax adjustments				422
Total non-GAAP adjustments	46,123	5.3%	46,378	10,265		36,113	1.00

Adjusted results (Non-GAAP)	$156,619	17.8%	$130,126	$21,135	16.2%	$108,991	$3.02

Weighted average shares outstanding - Diluted							36,031

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Year Ended December 31, 2022
	Operating Income	Operating Margin	Income Before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income	Diluted EPS
GAAP results	$103,079	12.0%	$87,159	$13,108	15.0%	$74,051	$2.06
Non-GAAP Adjustments:
Amortization of intangible assets	39,608	4.6%	39,608
Restructuring costs	4,408	0.5%	4,408
Acquisition related costs	(24)	0.0%	(24)
Acquisition inventory fair value adjustments	160	0.0%	160
Employee COVID-19 testing costs	240	0.0%	240
Write-off of unamortized deferred financing costs			624
Foreign exchange transaction (gains) losses, net			(67)
Tax effect of non-GAAP adjustments				9,502
Non-GAAP tax adjustments				(806)
Total non-GAAP adjustments	44,392	5.1%	44,949	8,696		36,253	1.01

Adjusted results (Non-GAAP)	$147,471	17.1%	$132,108	$21,804	16.5%	$110,304	$3.07

Weighted average shares outstanding - Diluted							35,909

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted EBITDA (Non-GAAP):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net Income (GAAP)	$12,511	$15,262	$72,878	$74,051
Net Income Margin	5.9%	7.0%	8.3%	8.6%
Interest (income) expense, net	5,920	5,688	25,818	15,616
Income tax provision	3,235	3,673	10,870	13,108
Depreciation and amortization	11,547	12,159	46,612	53,158
Share-based compensation	7,210	5,299	25,588	23,108
Restructuring and acquisition related costs	4,628	1,734	12,819	4,384
Acquisition inventory fair value adjustments	—	—	—	160
Write-off of unamortized deferred financing costs	—	—	—	624
Inventory related charges associated with a product line closure	—	—	473	—
Employee COVID-19 testing costs	—	76	—	240
Other non-operating income (expense), net	252	2,221	1,171	(320)
Adjusted EBITDA (Non-GAAP)	$45,303	$46,112	$196,229	$184,129
Adjusted EBITDA Margin (Non-GAAP)	21.4%	21.1%	22.3%	21.4%

Organic Revenue Growth (Non-GAAP):

	Three Months Ended December 31, 2023 Compared to Three Months Ended December 31, 2022	Year Ended December 31, 2023 Compared to Year Ended December 31, 2022
Reported Revenue Growth/(Decline) (GAAP)	(3.1)%	2.4%
Less: Change attributable to acquisitions	(—)%	(0.9)%
Plus: Change due to foreign currency	(1.2)%	(0.2)%
Organic Revenue Growth/(Decline) (Non-GAAP)	(4.3)%	1.3%

Net Debt (Non-GAAP):

	December 31,	December 31,
	2023	2022
Total Debt (GAAP)	$354,372	$435,462
Plus: Deferred financing costs	3,681	4,843
Gross Debt	358,053	440,305
Less: Cash and cash equivalents	(105,051)	(100,105)
Net Debt (Non-GAAP)	$253,002	$340,200

Free Cash Flow (Non-GAAP):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Cash Provided by Operating Activities (GAAP)	$38,992	$40,612	$120,075	$90,779
Less: Purchases of property, plant and equipment	(6,220)	(4,258)	(19,961)	(19,643)
Plus: Proceeds from sale of property, plant and equipment	69	—	69	137
Free Cash Flow (Non-GAAP)	$32,841	$36,354	$100,183	$71,273
Net Income (GAAP)	$12,511	$15,262	$72,878	$74,051
Net Cash Provided by Operating Activities as a Percentage of Net Income	312%	266%	165%	123%
Free Cash Flow as a Percentage of Net Income	262%	238%	137%	96%

Non-GAAP Financial Measures

The following provides additional explanations for non-GAAP financial measures used by the Company, including explanations for certain non-GAAP adjustments that may not be present in the quarterly disclosures included in the current earnings release but have been used by the Company in the two most recent fiscal years. See the tables above for the calculations of the non-GAAP financial measures used in this earnings release.

Organic Revenue Growth

The Company defines the term “organic revenue” as revenue excluding the impact from business acquisitions, divestitures, product line discontinuations, and the effect of foreign currency translation. The Company uses the related term “organic revenue growth” to refer to the financial performance metric of comparing current period organic revenue with the reported revenue of the corresponding period in the prior year. The Company believes that this non-GAAP financial measure, when taken together with our GAAP financial measures, allows the Company and its investors to better measure the Company’s performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of the Company’s performance with prior and future periods and relative comparisons to its peers. The Company excludes the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying business trends. The Company excludes the effect of acquisitions and divestitures because these activities can vary dramatically between reporting periods and between the Company and its peers, which the Company believes makes comparisons of long-term performance trends difficult for management and investors. Organic Revenue Growth is also used as a performance metric to determine bonus payments for senior management and employees.

Adjusted Gross Profit and Adjusted Gross Profit Margin

The calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin excludes amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions because: (i) the amounts are non-cash; (ii) the Company cannot influence the timing and amount of future expense recognition; and (iii) excluding such expenses provides investors and management better visibility into the underlying trends and performance of our businesses. The Company also excludes inventory related charges associated with product line closures as these costs occurred outside of the Company’s day-to-day business for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.” Additionally, the Company excluded costs directly related to employee COVID-19 testing as these costs were unique to the COVID-19 pandemic and had a significant impact on the Company’s operating results.

Adjusted Operating Income and Adjusted Operating Margin

The calculation of Adjusted Operating Income and Adjusted Operating Margin excludes amortization of acquired intangible assets, amortization of inventory fair value adjustments related to business acquisitions, inventory related charges associated with product line closures, and costs directly related to employee COVID-19 testing for the reasons described above for Adjusted Gross Profit and Adjusted Gross Profit Margin. The Company also excludes restructuring and acquisition-related costs due to the significant changes that have occurred outside of the Company’s day-to-day business for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted Income Before Income Taxes

The calculation of Adjusted Income Before Income Taxes excludes amortization of acquired intangible assets, amortization of inventory fair value adjustments related to business acquisitions, inventory related charges associated with product line closures, costs directly related to employee COVID-19 testing, and restructuring and acquisition-related costs for the reasons described above for Adjusted Operating Income and Adjusted Operating Margin. The Company excludes write-off of unamortized deferred financing costs because they only arise in certain specific situations when the Company’s existing credit agreement is terminated or modified. The Company also excludes foreign exchange transaction gains (losses) from the calculation of Adjusted Income Before Income Taxes as the Company cannot fully influence the timing and amount of foreign exchange transaction gains (losses).

Non-GAAP Income Tax Provision/(Benefit) and Effective Tax Rate

Non-GAAP Income Tax Provision/(Benefit) and Effective Tax Rate are calculated based on the Adjusted Income Before Income Taxes by jurisdiction, the applicable tax rates in effect for the respective jurisdictions and the income tax effect of non-GAAP adjustments discussed above. In addition, the Company excludes significant discrete income tax expenses (benefits) related to releases of valuation allowances and uncertain tax positions, tax audits, certain changes in tax laws, and acquisition related tax planning actions on the Company’s effective tax rate.

Adjusted Net Income

Because Income Before Income Taxes is included in determining Net Income, the calculation of Adjusted Net Income also excludes amortization of acquired intangible assets, amortization of inventory fair value adjustments related to business acquisitions, inventory related charges associated with product line closures, costs directly related to employee COVID-19 testing, restructuring costs, acquisition-related costs, write-off of unamortized deferred financing costs, and foreign exchange transaction gains (losses) for the reasons described above for Adjusted Income Before Income Taxes. In addition, the Company excludes (i) significant discrete income tax expenses (benefits) related to releases of valuation allowances and uncertain tax positions, tax audits or amendments to prior year returns, certain changes in tax laws, and acquisition related tax planning actions on the Company’s effective tax rate; and (ii) the income tax effect of non-GAAP adjustments discussed above.

Adjusted Diluted EPS

Because Net Income is used in the calculation of diluted EPS, Adjusted Diluted EPS excludes: (i) amortization of acquired intangible assets; (ii) amortization of inventory fair value adjustments related to business acquisitions; (iii) inventory related charges associated with product line closures; (iv) costs directly related to employee COVID-19 testing; (v) restructuring costs, acquisition and related costs; (vi) write-off of unamortized deferred financing costs; (vii) foreign exchange transaction gains (losses); (viii) significant discrete income tax expenses (benefits) related to releases of valuation allowances and uncertain tax positions, tax audits or amendments to prior year returns, certain changes in tax laws, and acquisition related tax planning actions on the Company’s effective tax rate; and (ix) the income tax effect of non-GAAP adjustments for the reasons described above for Adjusted Net Income.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as income before deducting interest (income) expense, income tax provision (benefit), depreciation, amortization, non-cash share-based compensation, costs directly related to employee COVID-19 testing, restructuring, acquisition and related costs, acquisition fair value adjustments, inventory related charges associated with product line closures, other non-operating (income) expense items, including foreign exchange transaction (gains) losses, write-off of unamortized deferred financing costs, and net periodic pension costs of the Company’s frozen U.K. defined benefit pension plan for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of Revenue.

In evaluating Adjusted EBITDA and Adjusted EBITDA Margin, you should be aware that in the future the Company may incur expenses that are the same as, or similar to, some of the adjustments in this presentation.

Free Cash Flow and Free Cash Flow as a Percentage of Net Income

The Company defines Free Cash Flow as net cash provided by operating activities less cash paid for purchases of property, plant and equipment and plus cash proceeds from sales of property, plant and equipment. Free Cash Flow as a Percentage of Net Income is defined as Free Cash Flow divided by Net Income. Management believes these non-GAAP financial measures are important indicators of the Company’s liquidity as well as its ability to service its outstanding debt and to fund future growth.

Net Debt

The Company defines Net Debt as its total debt as reported on the consolidated balance sheet plus unamortized deferred financing costs and less its cash and cash equivalents as of the end of the period presented. Management uses Net Debt to monitor the Company’s outstanding debt obligations that could not be satisfied by its cash and cash equivalents on hand.

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